UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

KORE GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following call script was used by account managers of KORE Group Holdings, Inc., a Delaware corporation (“KORE”) in calls to certain vendors of KORE on February 27, 2026.

Supplier Call Script: Relationship Manager

Hi [Vendor Contact Name], this is [Your Name], your account manager at KORE.

I'm calling you personally today because we've just announced some important and positive news about the company, and I wanted you to hear it directly from us before you saw it elsewhere.

This morning, KORE announced that we've entered into an agreement to be acquired by entities associated with Searchlight Capital and Abry Partners. Once the transaction is complete, and after all closing conditions are satisfied, KORE will operate as a private company.

The main reason for my call is to assure you that from your perspective, it is business as usual. Our partnership with you is not changing.

To be very specific:

•	Your existing contracts and any open purchase orders will be honored.

•	Your payment terms and our accounts payable processes will remain exactly the same.

•	And, of course, I will continue to be your primary contact here at KORE.

We see this as a very positive step that strengthens our financial position and gives us more flexibility to invest in our long-term growth. Having strong partners like you is critical as we move into this new chapter, and we're excited about the future.

So again, we don't anticipate any changes in how we work together, and we are committed to making this transition completely seamless. You should also be receiving a formal email communication from our leadership with this information and an FAQ document shortly.

We truly value our partnership with [Vendor Company Name] and thank you for your continued support. Please don't hesitate to reach out if anything else comes to mind.

Additional Information and Where to Find It

In connection with the proposed merger, KORE intends to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies regarding the stockholder vote to approve the merger. KORE and KONA Parent, L.P. also intend to jointly file a transaction statement on Schedule 13E-3 with the SEC. KORE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE PROXY CARD, THE SCHEDULE 13E-3 AND ANY OTHER RELATED MATERIALS FILED WITH THE SEC WHEN THESE DOCUMENTS BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. Stockholders of KORE will be able to obtain a free copy of these documents (when they become available) and other documents filed by KORE with the SEC at the SEC’s website at www.sec.gov. In addition, KORE stockholders will be able to obtain a free copy of the proxy statement and all related documents filed by KORE with the SEC (when they become available) from KORE’s website at www.korewireless.com.

Participants in the Solicitation

KORE and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from KORE’s stockholders in connection with the proposed transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of KORE’s executive officers and directors in the solicitation by reading KORE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 30, 2025, and its definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 30, 2025 (the “2025 Proxy Statement”). To the extent that holdings of KORE’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger, which may, in some cases, be different than those of KORE’s stockholders generally, will be included in the proxy statement relating to the proposed merger when it is filed by KORE with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and KORE’s website at www.korewireless.com.

Forward-Looking Statements

In addition to historical information, this document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the completion of the transaction and timing for closing, the receipt of regulatory approvals, the benefits expected from the transaction, and KORE’s current expectations and projections relating to its future performance and business following closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of KORE to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include: the risks that the transaction will not close in the timeframe expected, or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the requisite number of KORE stockholders fail to approve the transaction; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that KORE’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. For a discussion of other risk factors that may impact KORE’s business, please see KORE’s filings with the SEC. KORE disclaims any obligation or duty to update or modify these forward-looking statements.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.